Exhibit 2.1

RECEIVED
SECRETARY OF STATE
IOWA
07 JAN 31 PM 3:59

Amaizing Energy Articles of Merger
ARTICLES OF MERGER OF
AMAIZING ENERGY DENISON, LLC
AND
AMAIZING ENERGY, L.L.C.
     Pursuant to Section 490A.1204 of the Iowa Limited Liability Company Act, the undersigned hereby adopt these Articles of Merger and certify as follows:
     1. Name and Jurisdiction. The merging entities are Amaizing Energy, L.L.C., a limited liability company organized and existing under the laws of the State of Iowa, and Amaizing Energy Denison, LLC, a limited liability company organized and existing under the laws of the State of Iowa.
     2. Plan of Merger. A Plan of Merger is attached hereto as Exhibit A and has been approved by the members and Board of Directors of Amaizing Energy, L.L.C. and the sole member and the sole manager of Amaizing Energy Denison, LLC. The Plan of Merger was duly authorized and approved by each constituent limited liability company in accordance with Section 490A.1203 of the Iowa Limited Liability Company Act.
     3. Surviving Entity. The surviving entity is Amaizing Energy Denison, LLC. The surviving entity shall be governed by the Articles of Organization of Amaizing Energy Denison, LLC as in effect immediately prior to the effective date of the merger.
     4. Effective Date. The merger shall be effective on the later of January 31, 2007, or the effective date of the filing of these Articles of Merger with the Iowa Secretary of State.
     IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger as of the 31st day of January, 2007.

AMAIZING ENERGY, L.L.C.			AMAIZING ENERGY
DENISON, LLC

By	/s/ Sam J. Cogdill		By	/s/ Sam J. Cogdill

	Name:	Samuel J. Cogdill		Name:	Samuel J. Cogdill
	Title:	Chairman and CEO		Title:	Chairman and CEO

STATE OF IOWA	)
) ss:
COUNTY OF Crawford	)
     On this 31 day of Jan 2007, before me, the undersigned, a Notary Public in and for the State of Iowa, personally appeared Samuel J. Cogdill, to me personally known, who, being by me duly sworn, did say that he/she is the CEO/Chairman of Amaizing Energy, L.L.C., executing the within and foregoing instrument, that no seal has been procured by the said limited liability company; that said instrument was signed on behalf of said limited liability company by authority of its Members; and that the said Chairman as such officer acknowledged the execution of said instrument to be the voluntary act and deed of said limited liability company, by it and by him/her voluntarily executed.

Angel R. Jepsen
Notary Public in and for the State of Iowa

STATE OF IOWA	)
) ss:
COUNTY OF Crawford	)
     On this 31 day of Jan, 2007, before me, the undersigned, a Notary Public in and for the State of Iowa, personally appeared Samuel J. Cogdill, to me personally known, who, being by me duly sworn, did say that he/she is the CEO/Chairman of Amaizing Energy Denison, LLC, executing the within and foregoing instrument, that no seal has been procured by the said limited liability company; that said instrument was signed on behalf of said limited liability company by authority of its Managers; and that the said Chairman as such officer acknowledged the execution of said instrument to be the voluntary act and deed of said limited liability company, by it and by him/her voluntarily executed.

Angel R. Jepsen
Notary Public in and for the State of Iowa

Amaizing Energy Plan of Merger
PLAN OF MERGER
     THIS PLAN OF MERGER (the “Plan of Merger”) is dated as of January 31, 2007, by and between Amaizing Energy, L.L.C., an Iowa limited liability company, (“Amaizing Energy”), and Amaizing Energy Denison, LLC, an Iowa limited liability company, (“Denison”), each a “Constituent Company” and together “Constituent Companies.”
     WHEREAS, Amaizing Energy and Denison each is a limited liability company organized and existing under the Iowa Limited Liability Company Act (as amended, the “Act”); and
     WHEREAS, the respective members and managers of each have approved and adopted this Plan of Merger in the manner required by and in accordance with the Act and their respective articles of organization and operating agreements.
     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants herein contained, the parties hereto agree as follows:
     1. Constituent Companies and Surviving Company. The name of each Constituent Company is: Amaizing Energy, L.L.C. and Amaizing Energy Denison, LLC. The surviving company is Amaizing Energy Denison, LLC.
     2. The Merger. On the Effective Time (as defined in Section 3 hereof), Amaizing Energy shall merge with and into Denison (the “Merger”) in accordance with the applicable provisions of the Act, and Denison shall be the surviving company and shall continue to exist as a limited liability company organized under the laws of the State of Iowa.
     3. Articles of Merger. On or before the Effective Time, following the execution and delivery of this Plan of Merger by each of Amaizing Energy and Denison, Amaizing Energy and Denison each shall execute articles of merger (the “Articles of Merger”) setting forth the information required by and otherwise in compliance with the applicable provisions of the Act. The Articles of Merger shall be filed in the manner required by, and otherwise in accordance with, the Act as soon as practicable following the execution thereof. The Merger shall be effective on the later of the date of filing of the Articles of Merger or January 31, 2007 as provided under the Act (the “Effective Time”).
     4. Effect of Merger. From and after the Effective Time, without any further action by the Constituent Companies or any of their respective members:
          (a) Denison, as the surviving company in the Merger, shall have all of the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a limited liability company organized under the Act;
          (b) Denison, as the surviving company in the Merger, shall possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each Constituent Company, and all property, real, personal and mixed, and all debts due on whatever account, including promises to make contributions, and each and every other interest of or belonging to or due to each Constituent Company, shall be deemed to be and hereby is vested in Denison, without further act or deed, and the title to any property, or any interest therein, vested in either Constituent Company shall not revert or be in any way impaired by reason of the Merger;

          (c) Denison, as the surviving company in the Merger, shall be responsible and liable for all of the liabilities and obligations of each Constituent Company, and any claim existing or action or proceeding pending by or against one of the Constituent Companies may be prosecuted as if the Merger had not taken place or Denison may be substituted in its place;
          (d) Neither the rights of creditors nor any liens upon the property of any of the Constituent Companies shall be impaired by the Merger;
          (e) The separate existence of Amaizing Energy shall cease; and
          (f) The Merger shall have any and all such other effects set forth in the Act, all with the effect and to the extent provided in the applicable provisions of the Act.
     5. Articles of Organization; Operating Agreement. From and after the Effective Time, without any further action by the Constituent Companies or their respective members, the Operating Agreement of Denison, as the surviving company in the Merger, shall read as set forth in Exhibit B-2 attached to the Merger Agreement, and shall be entered into by Amaizing Energy Holding Company, LLC (the “Denison Operating Agreement”). A copy of such operating agreement was made available or provided to the respective managers and members of each Constituent Company in connection with their consideration of the Merger pursuant to the Act. No changes are to be made to the Articles of Organization of Denison, as set forth in Exhibit A-2, as the surviving company in the Merger.
     6. Management. From and after the Effective Time, without any further action by the Constituent Companies or their respective members, the business and affairs of Amaizing Energy shall be managed by and under the direction of a manger (the “Denison Manager”), to serve according to and subject to the Amaizing Energy Denison Operating Agreement. The Denison Manager shall be appointed by the sole member of Denison, Amaizing Energy Holding Company, LLC. The initial Denison Manager shall be Amaizing Energy Holding Company, LLC.
     7. Cancellation and Conversion of Membership Interests. At and as of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:
     (a) Each membership interest represented by one (1) membership unit of Amaizing Energy, which was issued and outstanding on the books and records of Amaizing Energy immediately prior to the Effective Time, shall be converted into six and four hundred forty-five thousandths (6.445) fully paid and nonassessable membership interests (units) of Amaizing Energy Holding Company, LLC. The membership interest (units) of Amaizing Energy Holding Company, LLC shall be of one class of membership interests (units) such that one Class A, B, C, D and E membership interest (unit) of Amaizing Energy shall each be converted into six and four hundred forty-five thousandths (6.445) membership interests (units) of Amaizing Energy Holding Company, LLC belonging to one class;
     (b) As a result of the foregoing exchange, the fifteen million four hundred forty-nine thousand (15,449,000) membership interests (units) of Amaizing Energy that were issued and outstanding on the books and records of Amaizing Energy immediately prior to the Effective Time shall be converted into the right to receive an aggregate of ninety-nine million five hundred sixty-eight thousand eight hundred five (99,568,805) membership interests (units) of Amaizing Energy Holding Company, LLC;
     (c) All Amaizing Energy membership interests (units), when so exchanged, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or book entry representing any such Amaizing Energy units shall cease to have any rights with respect thereto, except the right to receive Holding Company membership interests (units) in consideration therefore upon the surrender of the Amaizing Energy membership interests (units);
     (d) Each membership unit of CassCo that Amaizing Energy owns, originally issued at a price of $10,000 per unit, which was issued and outstanding on the books and records of CassCo immediately prior to the Effective Time shall be converted into $2.00 units (“post-conversion membership units”) in order to make the exchange of each CassCo unit for Holding Company units equivalent to the $2.00 per unit pre-exchange value of each Amaizing Energy, L.L.C. unit. Therefore, the 560 Class A units issued and outstanding immediately prior to the Effective Time and owned by Amaizing Energy will be converted into 2,800,000 Class A post-conversion membership units;
     (e) Each of Amaizing Energy’s membership interests in CassCo Amaizing Energy, LLC (“CassCo”) represented by one (1) Class A post-conversion membership interest (unit) of CassCo shall be exchanged for one (1) fully paid and nonassessable membership interest (unit) of the Holding Company. The membership interests (units) of the Holding Company shall be of a single class. Therefore, one Class A CassCo post-conversion membership interest (unit) shall be exchanged for one (1) membership interest (unit) in the Holding Company belonging to one class;
     (f) As a result of the foregoing exchange, the two million eight hundred thousand (2,800,000) membership interest (units) of CassCo owned by Amaizing Energy that were issued and outstanding on the books and records of Amaizing Energy at the time of Conversion shall be exchanged for the right to receive an aggregate of two million eight hundred thousand (2,800,000) membership interests (units) of the Holding Company and such units shall be allocated and distributed to the members of Amaizing Energy in proportion to the number of units of Amaizing Energy owned by the members;
     (g) All CassCo membership interests (units), when so exchanged by Amaizing Energy, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and Amaizing Energy’s certificate or book entry representing any such CassCo membership interests (units) shall cease to have any rights with respect thereto, except the right to receive Holding Company membership interests (units) in consideration therefore upon the surrender of the CassCo membership interests (units) owned by Amaizing Energy;
     (h) The members of Amaizing Energy shall become and be members of the Holding Company and shall be entitled to all of the rights, benefits, and duties of and as the members of the Holding Company as provided in the Holding Company Articles and the Holding Company Operating Agreement;
     (i) The Holding Company shall be the sole member of Denison, the surviving entity in the merger with Denison, and Denison will be a wholly-owned subsidiary of the Holding Company;
     (j) All membership interests (units) of Amaizing Energy Holding Company, LLC held by Amaizing Energy or Denison, if any, which were outstanding prior to the Effective Time shall be canceled; provided, however, that the Holding Company membership interests (units) received by Amaizing Energy in exchange for its membership interests (units) in CassCo shall remain issued and outstanding and shall not be canceled; and

     (k) The voting rights of each member of Amaizing Energy in Amaizing Energy shall terminate, and Amaizing Energy Holding Company, LLC shall be the sole member of Denison and shall be entitled to all of the rights, benefits, and duties of and as the sole member as provided in the Denison Articles and Denison Operating Agreement.
     8. Further Assurances. From time to time and after the Effective Time, as and when requested by Denison or its successors or assigns, Amaizing Energy shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further action or actions, as Denison, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to Denison, or its successors or assigns, title to and possession of all of the properties, rights, privileges, powers and franchises referred to in Section 4 of this Plan of Merger, and otherwise to carry out the intent and purposes of this Plan of Merger. If Denison shall at any time deem that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm of record or otherwise determine the title to any property or to enforce any claims of Amaizing Energy vested in Denison pursuant to this Plan of Merger, the Denison Manager or its successors or assigns, are hereby specifically authorized as attorneys-in-fact of Amaizing Energy (which appointment is irrevocable and coupled with an interest), to execute and deliver any and all such deeds, instruments, assignments and assurances and to do all such other acts in the name and on behalf of Amaizing Energy, or otherwise, as such officer shall deem necessary or appropriate to accomplish such purpose.
     9. Governing Law; Counterparts. This Plan of Merger shall be governed by and construed in accordance with the laws of the State of Iowa. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same.
     10. Right to Abandon Merger. The managers of Amaizing Energy and Denison shall each have the power, in their discretion, to abandon the merger provided for herein prior to the filing of the Articles of Merger with the Office of the Secretary of State of the State of Iowa.
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     IN WITNESS WHEREOF, the Constituent Entities have executed this Plan of Merger by their duly authorized representatives as of the date first set forth above.

AMAIZING ENERGY, L.L.C.			AMAIZING ENERGY
DENISON, LLC

By	/s/ Sam J. Cogdill		By	/s/ Sam J. Cogdill

	Name:	Samuel J. Cogdill		Name:	Samuel J. Cogdill
	Title:	Chairman and CEO		Title:	Chairman and CEO

FILED
IOWA
SECRETARY OF STATE
1-31-2007
3:59 PM
W516058
BARCODE